Exhibit 99.1
N E W S R E L E A S E
FOR IMMEDIATE RELEASE
April 23, 2020

CHESAPEAKE ENERGY ADOPTS SHAREHOLDER RIGHTS PLAN TO PROTECT THE AVAILABILITY OF ITS NET OPERATING LOSSES

OKLAHOMA CITY, April 23, 2020 - Chesapeake Energy Corporation (NYSE: CHK) (“Chesapeake”) announced today that its Board of Directors adopted a shareholder rights plan designed to protect the availability of Chesapeake’s net operating loss carryforwards (“NOLs”) under the Internal Revenue Code (“Section 382 Rights Plan”).
As of December 31, 2019, Chesapeake had U.S. federal NOLs of approximately $7.6 billion available to offset its future federal taxable income. Chesapeake’s ability to use these NOLs would be substantially limited if it experienced an “ownership change” within the meaning of Section 382 of the Internal Revenue Code. In general, a company would undergo an ownership change if its “5-percent shareholders” (determined under Section 382) increased their collective ownership of such company’s stock by more than 50 percentage points over a rolling three-year period.
The Section 382 Rights Plan is similar to those adopted by other public companies with significant NOLs. The Section 382 Rights Plan is designed to prevent any “ownership change” that could negatively impact the availability of its NOLs, and is intended to help ensure that the Board of Directors is in the best position to discharge its fiduciary duties.
Under the Section 382 Rights Plan, the rights will initially trade with Chesapeake’s common stock and will generally become exercisable only if a person (or any persons acting as a group) acquires 4.9% or more of Chesapeake’s outstanding common stock. The Section 382 Rights Plan does not aggregate the ownership of shareholders “acting in concert” unless and until they have formed a group under applicable securities laws. If the rights become exercisable, all holders of rights (other than any triggering person) will be entitled to acquire shares of common stock at a 50% discount or Chesapeake may exchange each right held by such holders for one share of common stock. Under the Section 382 Rights Plan, any person which currently owns 4.9% or more of Chesapeake’s common stock may continue to own its shares of common stock but may not acquire any additional shares without triggering the Section 382 Rights Plan. Chesapeake’s Board of Directors has the discretion to exempt any person or group from the provisions of the Section 382 Rights Plan.
The Section 382 Rights Plan will expire on the close of business on the day following the certification of the voting results for the 2021 annual meeting, unless Chesapeake’s shareholders ratify the Section 382 Rights Plan at or prior to such meeting, in which case it will continue in effect until April 22, 2023, unless terminated earlier in accordance with its terms.
Additional information about the Section 382 Rights Plan is available on a Form 8-K filed by Chesapeake with the U.S. Securities and Exchange Commission.
Headquartered in Oklahoma City, Chesapeake Energy Corporation's (NYSE: CHK) operations are focused on discovering and developing its large and geographically diverse resource base of unconventional oil and natural gas assets onshore in the United States.

INVESTOR CONTACT:	MEDIA CONTACT:	CHESAPEAKE ENERGY CORPORATION
Brad Sylvester, CFA (405) 935-8870 ir@chk.com	Gordon Pennoyer (405) 935-8878 media@chk.com	6100 North Western Avenue P.O. Box 18496 Oklahoma City, OK 73154

This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements other than statements of historical fact. They include statements regarding the operation or effects of the Section 382 Rights Plan and to the use of NOLs to offset future taxable income. Although we believe the expectations and forecasts reflected in the forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate or changed assumptions or by known or unknown risks and uncertainties. Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are described under "Risk Factors" in Item 1A of our annual report on Form 10-K for the year ended December 31, 2019. Chesapeake undertakes no obligation to release publicly any revisions to any forward looking statements, to report events or to report the occurrence of unanticipated events.